Exhibit 10.14

                                    AGREEMENT

     The purpose of this Agreement and General Release ("Agreement") is to confirm the agreed upon terms, conditions, and arrangements regarding the separation of Michael G. Wordeman ("Executive") on behalf of himself, his spouse, his heirs, executors, administrators, successors, assigns, and/or derivatively on behalf of the Company, from his employment with Sodak Gaming, Inc. and all its subsidiaries and affiliates ("Company").

     WHEREAS:

     A. Executive has been advised by the Company, orally and by this written statement, to CONSULT WITH AN ATTORNEY before he signs this Agreement.

     B. Executive entered into and executed a written Employment Agreement on J une 30, 1993 with the Company. A true and correct copy of which is attached hereto as Exhibit A .

     C. Executive has submitted a letter of resignation from employment with the Company and the Company has agreed to accept his resignation, a true and correct copy of his letter of resignation is attached hereto marked Exhibit B .

     D. Executive agrees to remain on the Company's Board of Directors and, acknowledges and understands conduct as a Board member is governed by the fiduciary obligations thereby incurred including but not limited to the Doctrine of Corporate Opportunity, Duty of Care, Duty of Loyalty, Confidentiality and the Business Judgment Rule.

     In consideration of the mutual promises and agreements herein contained, Executive and the Company agree as follows:

     1. Termination. Executive's Employment Agreement dated June 30, 1993 which expires June 30, 1999 is hereby terminated.

     2. Separation Date. Executive's LAST DAY OF WORK, which shall also be referred to as the Separation Date, will be June 30, 1998, and he has no present or future right to further employment with the Company.

     3. Severance Pay. Executive upon his separation date, shall receive the following:

                  a. As consideration for termination of Executive'sEmployment Agreement and the Noncompetition Covenant contained herein, a lump sum payment in an amount equal to Two (2) Years of his present base salary after applicable federal tax withholdings and deductions have been deducted from said amount.

                  b. Health insurance until May 31, 2000 in accordance with Company policy for senior management as such policies as may be amended from time to time. The Company shall convert Executive's membership to Arrowhead Country Club to Executive's personal ownership on or before June 30, 1998. Executive shall purchase the Company vehicle assigned to him on or before June 30, 1998 for an amount equal to the lower of the Company's book value or the wholesale Blue Book value of such vehicle. Upon receipt of payment for such vehicle, the Company shall pay Executive a lump sum car allowance in the amount of Thirteen Thousand Two Hundred Twenty Five

                  ($13,225.00) Dollars.

                  c. A grant of 10,000 stock options pursuant to the Company's 1993 Director's Stock Option Plan with an exercise price of the market price established by the last sale price on NASDQ on June 30, 1998.

                  d. Two annual travel budgets of $25,000 per consecutive year. Executive shall have access to the Corporate aircraft for personal use until (a) May 31, 2000 or (b) Executive ceases to be a member of the Company's Board of Directors, whichever event first occurs. Personal use access is subject to availability. Executive's personal use of the Company aircraft shall be charged against the travel budget on an hourly fixed cost basis as such cost shall be determined by the company and may be adjusted from time to time. Company business use of the aircraft shall be as authorized by the CEO. All business expenses incurred by Executive require approval of the Chairman of the Board Audit Committee prior to reimbursement or charge against Executive's Travel Budget. If Executive ceases to be a member of the Company's Board of Directors prior to May 31, 2000, any unused portion of the annual budget shall be paid to Executive, if Executive is a member of the Company's Board of Directors on May 31, 2000, any unused travel budget shall revert to the Company.

                  e. A lump sum payment of One Hundred Twenty Five Thousand Dollars ($125,000) for office facility expenses.

     4. Confidential and Proprietary Information. Executive shall not at any time before two (2) years from the Separation Date, make available either directly or indirectly, to any competitor or potential competitor of the Company, or divulge, disclose, or communicate to any person, firm, corporation, or other business entity in any manner whatsoever, any confidential or proprietary information of the Company unless expressly authorized to do so by the Company in writing. The Company shall provide Executive all documents and information necessary to perform the function of Chairman of the Board of Directors.

     5. Cooperation. Executive agrees not to cause, encourage or participate in any LEGAL PROCEEDINGS against the Company, its parent, subsidiaries, affiliates, officers, directors, agents, benefit plan trustees, and employees ("Released Parties") with respect to Executive's employment by the Company, except to enforce this Agreement. Executive shall cooperate and give information necessary to any internal investigation or inquiry made by the Company and/or relating to any lawsuit against and/or by the Company of which Executive may have material knowledge, or be a potential witness.

     6.  Understanding.

         Executive acknowledges that the nature and extent of the benefits made available to him have been EXPLAINED and that he UNDERSTANDS them. It is agreed that these benefits are being received IN EXCHANGE FOR A FULL AND COMPLETE RELEASE of all federal and state claims of any country and of any kind which he may have against the Company based upon his employment with the Company; that he intends to be bound by this release; that he has entered into this release knowingly and voluntarily and after having the opportunity to review its terms with a lawyer; and that the terms and conditions of this release were the result of full discussions and negotiations between the parties.

     7. No Admission of Liability. Executive also hereby agrees that nothing contained in this Agreement is, or is to be treated as, an admission of liability or wrongdoing by the Company or by the Executive and that no ultimatums were given by either party.

     8. Governing Law. All disputes under this Agreement will be settled by mediation and if necessary arbitration both in the County of Pennington, State of South Dakota, in accordance with the rules of the American Arbitration Association, or its successor, and judgment upon the award rendered may be entered in any court with jurisdiction.

     9. Noncompetition Covenant. Executive agrees that for a term of two (2) years after his separation date he nor any of his affiliates (defined as any Company or business entity of which Executive directly or indirectly owns 10% or more equity interest or financing debt), shall not, without the written consent of the Company's Board of Directors (determined by majority vote excluding Executive should he be serving on said Board), directly or indirectly, engage in competition with the Company in any manner or capacity (e.g., as an advisor, principal, agent, partner, officer, director, stockholder, employee, member of any association, or otherwise) in any phase of the past, current or next two years business which the Company is conducting in South Dakota, North Dakota, Wyoming, Native American jurisdictions (except and excluding Nevada, New Jersey, and Hawaii), including the distribution, marketing, leasing, or selling of accessories, devices, or systems related to the products or services being sold by the Company. Executive further agrees (under the same terms and conditions previously stated in this Paragraph 9) to not engage in any gaming operation that competes with the Company within one hundred (100) miles of the Miss Marquette Riverboat in Iowa, the Ak Chin Indian Gaming Casino in Arizona, the Penticton Casino Project in B.C. Canada, and the Shreveport Riverboat Project in Louisiana.

     10. Miscellaneous.

         10.01 Prior Agreements. This Agreement contains the entire agreement of the parties relating to the employment of Executive as CEO and the subject matter hereof and supersedes all prior agreements and understandings with respect to such employment of Executive as CEO and the subject matter, and the parties hereto have made no agreements, representations, or warranties relating to the employment of Executive as CEO and the subject matter of this Agreement which are not set forth herein.

         10.02 Withholding Taxes. The Company may withhold from any benefits payable under this Agreement all federal, state, city, or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

         10.03 No Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

         10.04 Severability. To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by, any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent, or activities which may validly and enforceably be covered. Executive acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

         10.05 Assignment. This Agreement shall be assignable, in whole or in part, by the Company without

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the consent of Executive. After any such assignment by the Company, the Company shall be discharged from all further liability hereunder and such assignee shall thereafter be deemed to be the Company for the purposes of all provisions of this Agreement including this Section 12.05.

         10.06 Injunctive Relief. The Parties agree that it would be difficult to compensate the other party fully for damages for any violation of the provisions of this Agreement, including without limitation the provisions of Sections 3, 9, 10, and 11. Accordingly, each party specifically agrees that the other party shall be entitled to temporary and permanent injunctive relief to enforce the provisions of this Agreement and that such relief may be granted without the necessity of proving actual damages. This provision with respect to injunctive relief shall not, however, diminish the right of either party to claim and recover damages in addition to injunctive relief.

     11. Execution of Documents. Executive agrees to cooperate and execute any and all documents at any time requested by the Company that may be necessary to or for, resign any position held by him on behalf of the Company, and any of its subsidiaries including but not exclusively Sodak Gaming International, Inc., S.
G. International, Inc., Sodak Gaming do Brasil, Ltda, Sodak Gaming Peru, S. A., Eucasodak, S. A., Sodak Gaming Colorado, Gamblers Supply Management Company, Sodak Gaming Mississippi, Sodak Gaming Texas, Sodak Louisiana, L. L. C., the Company's SEC filings, investigative, regulatory and/or legal investigations and disclosures.

     In consideration of the receipt of the benefits described above, and except for claims related to the obligations of the parties under this Agreement, Executive RELEASES the Company and its subsidiaries and affiliates, and their officers, directors, agents, benefit plan trustees, and employees from, any and all claims whether known or unknown, related to Executive's Employment Agreement, salary, bonus, stock, vacation, the Age Discrimination of Employment Act of 1967, as amended, the Americans With Disabilities Act, the Civil Rights Act of 1866, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other state or federal laws of any country and regulations relating to employment or employment discrimination. The Company releases Executive from any and all claims, whether known or unknown, related to the Executive's Employment Agreement as CEO.

Date delivered to Executive:             6/16/98
                                 --------------------------


         MICHAEL G. WORDEMAN                               SODAK GAMING, INC.

        /s/ Mike Wordeman                        By:  /s/ Michael G. Diedrich
        -------------------------------               --------------------------
                                                Its:  VP General Counsel
                                                      --------------------------
Date:   6/17/98                                Date:  6/17/98
        -------------------------------               --------------------------

State of South Dakota               )
                                    )ss.
County of                           )

     On this the 17th day of June , 1998, before me, the undersigned Notary Public, personally appeared Michael G. Wordeman, known to me or satisfactorily proven to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purposes therein contained.
     In Witness Whereof, I hereunto set my hand and official seal.

                                             /s/ George Grassby
                                             -----------------------------------
                                             Notary Public-South Dakota

                      My Commission Expires  6/2/05
                                             -----------------------------------


     (SEAL)







State of South Dakota      )
                           )ss.
County of Pennington       )

     On this the 17th of June, 1998, before me, the undersigned officer, personally appeared Michael G. Diedrich, who acknowledged himself to be the Vice President and General Counsel of Sodak Gaming, Inc., a corporation, and that he, as such Vice President and General Counsel, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Vice President and General Counsel.

     In Witness Whereof, I hereunto set my hand and official seal.

                                             /s/ Susan M. Thayer
                                             -----------------------------------
                                             Notary Public-South Dakota

                      My Commission Expires  12/28/00
                                             -----------------------------------

      (SEAL)